Exhibit 99.4

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [ ], 2014.
Vote by Internet
• Go to www.investorvote.com/NOVB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	To approve the Merger and adopt and approve the Agreement and Plan of Merger and Reorganization by and between the Company and TriCo Bancshares.	For ☐	Against ☐	Abstain ☐	2.	Advisory (Non-Binding) Approval of the Specified Executive Compensation in connection with the merger.	For ☐	Against ☐	Abstain ☐
3.	To approve one or more adjournments of the Company’s special meeting.	☐	☐	☐	4.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

B	Non-Voting Items
Change of Address — Please print your new address below.			Comments — Please print your comments below.				Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
									☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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01UD6D

Notice of Internet Availability. The Joint Proxy Statement/Prospectus for the North Valley Bancorp Special Meeting of Shareholders being held on [                ], 2014 and the Annual Report to shareholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2013) are available on the internet at: http://www.novb.com/proxy.aspx.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — North Valley Bancorp

Proxy Solicited on Behalf of the Board of Directors of North Valley Bancorp

for the Special Meeting of Shareholders, [                ], 2014

The undersigned holder of Common Stock acknowledges receipt of the Notice of Special Meeting of Shareholders of North Valley Bancorp and the accompanying Proxy Statement/Prospectus dated [                ], 2014, and revoking any proxy heretofore given, hereby constitutes and appoints Michael J. Cushman and Kevin R. Watson, and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of North Valley Bancorp (the “Company”), which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held in the Administrative Offices of North Valley Bancorp, 300 Park Marina Circle, Redding, California, on [                ], 2014 at 5:30 p.m., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement/Prospectus and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND BETWEEN THE COMPANY AND TRICO BANCSHARES, “FOR” ADVISORY APPROVAL OF THE SPECIFIED COMPENSATION OF EXECUTIVE OFFICERS PAYABLE IN CONNECTION WITH THE MERGER, AND “FOR” APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE COMPANY’S SPECIAL MEETING, ALL AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS, AND AT THE PROXY HOLDERS’ DISCRETION, ON SUCH OTHER MATTERS, IF ANY, WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

(Continued and to be marked, dated and signed, on the other side)